Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

(Including the Associated Stock Purchase Rights)

of

TECHNOLOGY RESEARCH CORPORATION

Pursuant to the Offer to Purchase

dated April 12, 2011

of

CLEARWATER ACQUISITION I, INC.

a wholly owned subsidiary of

COLEMAN CABLE, INC.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.51 per share, and the associated stock purchase rights of Technology Research Corporation and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex facsimile transmission or mail to the Depositary. See “The Offer — 3. Procedures for Tendering Shares” in the Offer to Purchase.

The Depositary for the Offer is:

By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	By Overnight Courier or by Hand: BNY Mellon Shareowner Services Attn: Corporate Action Department 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

By Facsimile:

(For Eligible Institutions Only)

(201) 680-4626

Confirm Facsimile by Telephone:

(By Telephone Only)

(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Clearwater Acquisition I, Inc. (the “Purchaser”), a Florida corporation and a wholly owned subsidiary of Coleman Cable, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 12, 2011, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,              shares of common stock, par value $0.51 per share (together with the associated stock purchase rights, the “Shares”), of Technology Research Corporation, a Florida corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available):

If delivery will be by book-entry transfer:

Name of Tendering Institution:

(Please Type or Print)

Account Number at Book-Entry Facility:

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

Date:                     , 2011

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) and the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                     , 2011

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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